UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 17, 2005

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100 Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On March 17, 2005, Evolving Systems, Inc. (“Evolving Systems”) issued a press release announcing the filing of their preliminary proxy with the SEC and recommending that stockholders vote to approve an increase in authorized shares and add convertibility to its long-term debt related to its November 2, 2004, acquisition of London-based Tertio Telecoms Limited.

Item 9.01               Financial Statements and Exhibits.

The full text of Evolving Systems’ press release is filed herewith as Exhibit 99.1.

Evolving Systems has filed a preliminary proxy statement with the Securities and Exchange Commission. Investors can obtain free copies of the preliminary proxy statement, as well as other filings containing information about Evolving Systems, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Evolving Systems by directing a request to Evolving Systems, Inc., Attn: Investor Relations, 9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado, 80112, Phone (303) 802-1000.  Investors are urged to read the definitive proxy statement and other materials when they become available because they will contain important information. The Company intends to mail the definitive proxy statement to shareholders on or about April 4, 2005.

Evolving Systems, its directors and executive officers, other members of management and employees of Evolving Systems, as well as representatives of D.F. King & Co., Inc., may be deemed to be participants in the solicitation of proxies from Evolving Systems’ shareholders. Information regarding Evolving Systems’ directors and executive officers is available in Evolving Systems’ proxy statement for its 2004 annual meeting of shareholders, filed on April 5, 2004, which may be obtained without charge at the SEC’s Internet site (http://www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 17, 2005

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press Release Issued by Evolving Systems, Inc. (“Evolving Systems”) announcing the filing of its preliminary proxy and recommending that stockholders vote to approve an increase in authorized shares and add convertibility to its long-term debt related to its November 2, 2004, acquisition of London-based Tertio Telecoms Limited.  The full text of Evolving Systems’ press release is filed herewith as Exhibit 99.1.